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                                                                 EXHIBIT NO. 11




                  STUART ENTERTAINMENT, INC. AND SUBSIDIARIES
             STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS
                (Amounts In Thousands, Except Per Share Amounts)
                                  (UNAUDITED)

                                                               Three Months Ended       Six Months Ended
                                                                     June 30,               June 30,
                                                               --------------------   --------------------
                                                                 1997        1996       1997        1996
                                                               --------    --------   --------    --------
Shares of common stock outstanding at
  beginning of period (1)                                         6,828       6,717      6,828       6,697

Weighted-average shares issued during the period                     --          24         --

Weighted-average shares assumed issued under
  stock option plans and exercise of warrants during
  the period (assuming the treasury stock method)                    --         118         --         108
                                                               --------    --------   --------    --------

Average common and common equivalent
  shares outstanding                                              6,828       6,859      6,828       6,837
                                                               ========    ========   ========    ========

Net income (loss)                                              $ (1,115)   $    874   $ (2,537)   $  1,792
                                                               ========    ========   ========    ========

Earnings (loss) per share                                      $  (0.16)   $   0.13   $  (0.37)   $   0.26
                                                               ========    ========   ========    ========





(1) This represents total outstanding shares of common stock less treasury shares.

See Notes to Consolidated Financial Statements.



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